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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 18, 1999 relating to the financial statements and financial statement schedule, which appears in Midcoast Energy Resources' Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

HEIN + ASSOCIATES LLP

Houston, Texas
August 7, 2000